Exhibit 4.22

Date             March 2010

PARAGON SHIPPING INC.
as Borrower

-and-

IMPERATOR I MARITIME COMPANY
CANYON I NAVIGATION CORP.
as Guarantors

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in the Schedule
as Lenders

-and-

BANK OF SCOTLAND PLC.
as Agent, as Mandated Lead Arranger, as Underwriter
and as Security Trustee

-and-

BANK OF SCOTLAND PLC.
as Swap Bank

_____________________________________________

AMENDING AND RESTATING AGREEMENT
_____________________________________________

relating to a revolving credit facility of up to
US$89,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page
1	INTERPRETATION	1
2	AGREEMENT OF THE CREDITOR PARTIES	2
3	CONDITIONS PRECEDENT	2
4	REPRESENTATIONS AND WARRANTIES	3
5	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	3
6	FURTHER ASSURANCES	4
7	FEES AND EXPENSES	5
8	COMMUNICATIONS	5
9	SUPPLEMENTAL	5
10	LAW AND JURISDICTION	5
SCHEDULE LENDERS		6
EXECUTION PAGES		7
APPENDIX 1 PART A FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT		9
APPENDIX 1 PART B FORM OF CLEAN VERSION AMENDED AND RESTATED LOAN AGREEMENT		10
APPENDIX 2 FORM OF MORTGAGE ADDENDUM		11

THIS AGREEMENT is made on           March 2010

BETWEEN

(1)
PARAGON SHIPPING INC., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (the “Borrower”);

(2)
IMPERATOR I MARITIME COMPANY and CANYON I NAVIGATION CORP., each a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (the “Guarantors”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in the Schedule as Lenders (the “Lenders”);

(4)	BANK OF SCOTLAND PLC., acting through its office at New Uberior House, 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland (the “Agent”);

(5)	BANK OF SCOTLAND PLC., acting through its office at New Uberior House, 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland (the “Mandated Lead Arranger”);

(6)	BANK OF SCOTLAND PLC., acting through its office at New Uberior House, 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland (the “Security Trustee”);

(7)	BANK OF SCOTLAND PLC., acting through its office at New Uberior House, 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland (the “Underwriter”); and

(8)	BANK OF SCOTLAND PLC., acting through its office at c/o Wholesale Markets Treasury & Trading Legal, 1st Floor, 10 Gresham Street, London EC2V 7AE, England (the “Swap Bank”).

BACKGROUND

(A)
By a loan agreement dated 4 December 2007 (as supplemented and amended by supplemental agreements dated respectively 30 May 2008, 13 March 2009 and 12 June 2009) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Mandated Lead Arranger, (v) the Security Trustee, (vi) the Underwriter and (vii) the Swap Bank, the Lenders have made available to the Borrower a secured revolving credit facility of up to US$89,000,000.

(B)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, at the request of the Security Parties to amend certain terms of the Loan Agreement as further set out in Clause 2.1 and to other consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Amended and Restated Loan Agreement” means the Loan Agreement as amended and restated by this Agreement in the form set out in Appendix 1;

“Effective Date”  means the date on which the conditions precedent in Clause 3 are satisfied;

“Loan Agreement”  means the loan agreement referred to in Recital (A); and

“Mortgage Addendum”  means, in respect of each Mortgage, an addendum thereto to be executed by the relevant Owner in favour of the Security Trustee in the form set out in Appendix 2 and in the plural means both of them.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	change the loan to value ratio requirements set out in clause 15.1 of the Loan Agreement;

(b)	adjust the financial covenants contained in clause 12.4 of the Loan Agreement;

(c)	amend the reduction schedule at Schedule 9 of the Loan Agreement;

(d)	make certain changes to the definitions of “Margin”, “Market Value” and “Market Value Adjusted Net Worth” in clause 1.1 of the Loan Agreement; and

(e)	consolidate all the amendments made to the Loan Agreement to date to the extent that such amendments are still relevant as at the date of this Agreement.

2.2
Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the amendments to the Loan Agreement referred to in Clause 2.1 and to all other consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 5 March 2010 or such later date as the Agent may agree with the Borrower and the other Security Parties:

(a)
documents of the kind specified in Schedule 4, Part A, paragraphs 2, 3, 4, 5 and 9 of the Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Mortgage Addenda;

(b)	a duly executed original of this Agreement duly executed by the parties to it;

(c)	a duly executed original of each Mortgage Addendum;

(d)	documentary evidence that each Mortgage Addendum has been duly recorded against the Ship to which it relates as a valid addendum to the relevant Mortgage according to the laws of Liberia;

(e)	evidence that the provisions of clause 12.4(g) of the Loan Agreement, as amended and restated by this Agreement, are complied with as at the Effective Date;

(f)
evidence that the provisions of clause 9.1(e) of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date; and

(g)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require;

(h)	payment to the Agent in full of the fee referred to in Clause 7;

(i)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties.  The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1
Specific amendments to Loan Agreement.  With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement; and, as so amended and restated, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement and the Mortgages which are amended and supplemented by the Mortgage Addenda, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Agreement;

(b)
the definitions of, and references throughout each of the Finance Documents to, a Mortgage or to the Mortgages shall be construed as if the same referred to such Mortgage or Mortgages as amended and supplemented by the relevant Mortgage Addendum; and

(c)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents other than the Loan Agreement shall remain in full force and effect as amended by:

(a)	the amendments contained or referred to in Clause 5.2 and the Mortgage Addenda; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to the Borrower or that Security Party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement, or by the Mortgage Addenda; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action.  At the same time as the Borrower or any Security Party delivers to the Security Trustee any document executed under Clause 6.1(a), the Borrower or any Security Party shall also deliver to the Security Trustee a certificate signed by 2 of the Borrower’s or that Security Party’s directors which shall:

(a)	set out the text of a resolution of the Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower's or that Security Party’s articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee. The Borrower shall pay to the Agent on or before the Effective Date an amendment fee of 0.275 per cent. of the Loan outstanding as at the date of this Agreement.

7.2
Expenses.  The provisions of clause 20 (fees and expenses) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed and delivered as a deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office
Bank of Scotland plc.	New Uberior House 11-13 Earl Grey Street Edinburgh EH3 9BN Scotland
Dexia Bank Belgium SA/NV	Pachecolaan 44 B-1000 Brussels Belgium
Natixis	68-76 Quai de la Rapee 75012 Paris France

EXECUTION PAGES

BORROWER

EXECUTED and DELIVERED as a DEED	)
by PARAGON SHIPPING INC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

GUARANTORS

EXECUTED and DELIVERED as a DEED	)
by IMPERATOR I MARITIME	)
COMPANY	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by CANYON I NAVIGATION CORP.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

LENDERS

EXECUTED and DELIVERED as a DEED	)
by BANK OF SCOTLAND PLC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by DEXIA BANK BELGIUM SA/NV	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

EXECUTED and DELIVERED as a DEED	)
by NATIXIS	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

AGENT

EXECUTED and DELIVERED as a DEED	)
by BANK OF SCOTLAND PLC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SECURITY TRUSTEE

EXECUTED and DELIVERED as a DEED	)
BANK OF SCOTLAND PLC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

MANDATED LEAD ARRANGER

EXECUTED and DELIVERED as a DEED	)
by BANK OF SCOTLAND PLC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

UNDERWRITER

EXECUTED and DELIVERED as a DEED	)
by BANK OF SCOTLAND PLC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

APPENDIX 1

PART A

FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT

Amendments are indicated as follows:

1	additions are indicated by underlined text; and

2	deletions are shown by strike-through text.

APPENDIX 1

PART B

FORM OF CLEAN VERSION AMENDED AND RESTATED

LOAN AGREEMENT

APPENDIX 2

FORM OF MORTGAGE ADDENDUM